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                          SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C. 20549

                                       FORM 8-K

                                    CURRENT REPORT

        PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

          Date of Report (Date of earliest event reported)  October 13, 1997

                                Network General Corporation
                  (Exact name of registrant as specified in charter)
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              Delaware                  0-17431                  77-0115204
  (State or other jurisdiction  (Commission File Number)     (IRS Employer
         of incorporation)                                 Identification No.)
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    4200 Bohannon Drive, Menlo Park, California                   94025
    (Address of principal executive offices)                     (Zip Code)
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Registrant's telephone number, including area code   (650) 473-2000

            (Former name or former address, if changed since last report)

             This Current Report, including exhibits, contains 6 pages.

                      The Exhibit Index is located on page 4.


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ITEM 5.  OTHER EVENTS.

    On October 13, 1997, Network General Corporation, a Delaware corporation (the "Company"), announced that it had executed a definitive Agreement and Plan of Reorganization (the "Agreement") with McAfee Associates, Inc. ("McAfee"), pursuant to which the Company will become a wholly-owned subsidiary of McAfee and each outstanding share of the Company's common stock will be converted into the right to receive .4167 of a share of McAfee common stock.

    The merger has been approved by the boards of directors of the Company and McAfee but is still subject to certain conditions as described in the Agreement, including, but not limited to, expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, approval of the Agreement by the stockholders of the Company, and approval of the issuance of McAfee common stock pursuant to the Agreement by the stockholders of McAfee.

    A copy of the press release announcing the execution of the Agreement is attached as EXHIBIT 99.1 and is incorporated herein by reference.

ITEM 7.  EXHIBITS.

 Exhibit No.     Description
 -----------     -----------
 99.1            Press Release dated October 13, 1997

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                                      SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             NETWORK GENERAL CORPORATION


Date:  October 20, 1997      By:  /s/ Scott C. Neely
                                  ---------------------------------
                                  Scott C. Neely
                                  Vice President, General Counsel
                                  and Secretary


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                                    EXHIBIT INDEX

                                                       Sequentially
Exhibit No.     Description                            Numbered Page
----------      -----------                            --------------
 99.1         Press Release dated October 13, 1997           5


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